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                                                             EXHIBIT 99.14(d)



                                October 17, 1996











Nuveen Flagship Multistate Trust IV
333 West Wacker Drive
Chicago, IL  60606

        Re: Nuveen Ohio Tax-Free Value Fund and Flagship Ohio Double Tax Exempt Fund

Gentlemen:

        We have acted as special Ohio counsel for Nuveen Ohio Tax-Free Value Fund and the Flagship Ohio Double Tax Exempt Fund (the "Funds"), concerning a Registration Statement of the Funds on Form N-14 (Registration Nos. 333-09725 and 811-07751) with respect to the reorganization of the Funds. We hereby consent to the filing of this letter as an exhibit to such Registration Statement and to the reference to our firm under the caption "Tax Matters -- State Tax Matters -- Nuveen Flagship Ohio Municipal Bond Fund" in the Statement of Additional Information, which is a part of such Registration Statement. In giving such consent, we do not thereby acknowledge that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                        Very truly yours,


                                    /s/ Squire, Sanders & Dempsey L.L.P.
                                        Squire, Sanders & Dempsey L.L.P.